                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (Date of earliest event reported): September 22, 1997 (January 6,
1997)


                            SPIEKER PROPERTIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           MARYLAND                  1-12528                    94-3185802
-------------------------------     -----------              ------------------
(State or other jurisdiction of     Commission                 (IRS Employer
incorporation or organization)      File Number)             Identification No.)



2180 SAND HILL ROAD, MENLO PARK, CA                              94025
----------------------------------------                       ----------
(Address of principal executive offices)                       (Zip code)



                                 (415) 854-5600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                            SPIEKER PROPERTIES, INC.
                                 CURRENT REPORT
                                       ON
                                    FORM 8-K


Item 5.  Other Events

The following operating properties were or are to be acquired by Spieker Properties, L.P. and its affiliates from unrelated parties between June 28, 1997, and September 22, 1997, or expected date of acquisition. Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" and collectively with Spieker Properties, Inc. referred to as the "Company"):

Audited Property Acquisition

Kennedy Portfolio, a 1,265,000, square foot portfolio with business parks located in Portland, Oregon; Redmond, Washington; Hayward, California;
and Fremont, California, was acquired on August 20, 1997, for $110.9 million.

Unaudited Pending Acquisition

WCB Portfolio, a 6,354,450 square foot portfolio consisting primarily of office and industrial properties located in California, Oregon, Washington, Colorado, Arizona, New Mexico, Atlanta, Texas, Florida, Massachusetts, Michigan and Pennsylvania is expected to be acquired during the latter half of the fourth quarter of 1997 for $725.0 million.

Unaudited Property Acquisitions

Lafayette Terrace, a 47,392 square foot office building located in Lafayette, California, was acquired on June 30, 1997, for $7.5 million.

Parkway Industrial, a 175,000 square foot industrial project located in Portland, Oregon, was acquired on July 15, 1997, for $7.5 million.

Brea Place, a 490,000 square foot office complex located in Brea, California, was acquired on July 17, 1997, for $61.7 million.

Sepulveda Center, a 170,134 square foot office building located in Los Angeles, California, was acquired on August 19, 1997, for $25.2 million.

790 E. Colorado, a 130,000 square foot office building located in Pasadena, California was acquired on August 28, 1997, for $19.3 million.

Washington Park, a 50,000 square foot office building located in Federal Way, Washington, was acquired on September 3, 1997, for $6.1 million.

Nobel Corporate Plaza, a 103,192 square foot office building located in San Diego, California, was acquired on September 4, 1997, for $16.7 million.

Tyco Buildings, a 500,000 square foot two-building industrial project located in Portland, Oregon, were acquired on September 12, 1997 for $16.4 million.

The costs shown above for each acquisition represent the initial cost at the time of acquisition.

Acquisitions - General

The properties were or are to be acquired using funds provided by the Company's unsecured line of credit, short-term floating rate bridge financing, the issuance of unsecured investment grade rated debt, convertible preferred operating partnership units issued to certain of the sellers, common stock, and preferred stock.

The Company believes these acquisitions are consistent with the Company's objective of becoming the preeminent real estate operating company focusing on industrial and suburban office property in selected western United States markets. The Company anticipates disposing of certain properties in the WCB Portfolio aggregating 1.7 million square feet that are not consistent with such objectives, through sales or like-kind exchanges, as conditions warrant. In assessing the properties acquired, the Company considered current operations, including occupancy levels, rental rates, expenses and ongoing capital requirements. Further, the Company's management considered the rental market for the type and location of the acquired property and, where applicable, the cost of building improvements.

The pending acquisition of the WCB Portfolio involves a significant amount of assets, defined by rule 3-14 of regulation S-X to be an amount in excess of 10% of the total assets of the Company. Additional acquisitions, while not considered individually "significant" may in the aggregate be significant. Certain audited and unaudited historical and pro forma financial information concerning the Kennedy Portfolio, the WCB Portfolio and other properties referred to herein is provided in Item 7 of this Current Report on Form 8-K. The Company intends to file audited financial statements for the WCB Portfolio not later than 60 days after the date of this Current Report on Form 8-K

In aggregate, the Company has or will have acquired eight properties and two portfolios totaling 9.3 million square feet of rentable space during the period from June 28, 1997, to September 22, 1997, or expected date of acquisition, for $996.3 million. The financial statement of the Kennedy Portfolio for the year ended December 31, 1996, has been audited, whereas the financial statement for the six months ended June 30, 1997, has not been audited. The financial statements for the WCB Portfolio and the remaining eight properties listed above have not been audited.

Dispositions

The following operating property was disposed of by Spieker Properties, L.P. to an unrelated party subsequent to June 30, 1997:

Sunset Science Park, a 49,750 square foot industrial project located in Portland, Oregon, was disposed of on August 8, 1997, for $2.4 million.

Other

As previously reported on Form 8-K dated June 27, 1997, the Company acquired seventeen properties totaling 4.4 million square feet of net rentable space for $523.1 million and disposed of seven properties totaling 0.7 million square feet of net rentable space for $78.4 million during the period from January 1, 1997, to June 27, 1997.

The acquired properties, pending acquisitions, disposed properties and the properties previously reported in the June 27, 1997, Form 8-K represent the 1997 Acquisitions Pending Acquisitions and Disposed Properties included in the pro forma financials included in Item 7 of this Current Report on Form 8-K.

As of September 22, 1997, including pending acquisitions, the Company owns or will own 34.5 million square feet of properties, consisting of 14.5 million square feet of office properties, 19.0 million square feet of industrial properties and 1.0 million square feet of retail properties.

Item 7. Financial Statements and Exhibits.



(a) (i) Statements of Revenues and Certain Expenses for WCB Portfolio

        Unaudited Statements of Revenues and Certain Expenses for the six months ended June 30, 1997, and for the year ended December 31, 1996
        Notes to Unaudited Statements of Revenues and Certain Expenses for the
           six months ended June 30, 1997, and for the year ended December 31, 1996

   (ii) Statements of Revenues and Certain Expenses for the Kennedy Portfolio

        Report of Independent Public Accountants
        Statements of Revenues and Certain Expenses for the six months ended
           June 30, 1997, (unaudited) and for the year ended December 31, 1996 Notes to Statements of Revenues and Certain Expenses for the six months ended June 30, 1997, (unaudited) and for the year ended December 31, 1996

  (iii) Combined Statements of Revenues and Certain Expenses for the 1997 Acquisitions

        Unaudited Combined Statements of Revenues and Certain Expenses for the period from January 1, 1997, to the earlier of June 30, 1997, or date of acquisition and for the year ended December 31, 1996
        Notes to Unaudited Combined Statements of Revenues and Certain Expenses for the period from January 1, 1997, to the earlier of June 30, 1997, or date of acquisition and for the year ended December 31, 1996

(b)     Pro Forma Financial Information

        Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997 Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997, and for the year ended December 31, 1996

        Notes and adjustments to Pro Forma Condensed Consolidated Financial Statements

(c)     Exhibits

        10.16 Credit Agreement among Spieker Properties, L.P., as borrower, and Wells Fargo Bank, National Association, as Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and the lenders named therein, dated as of August 8, 1997, and Loan Notes pursuant to the Credit Agreement.

        10.17 Agreement of Purchase and Sale relating to the WCB Portfolio among Spieker Properties, L.P. and the sellers named therein, dated as of September 15, 1997.

        23.1    Consent of Independent Public Accountants.

                            SPIEKER PROPERTIES, INC.

              UNAUDITED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                              FOR THE WCB PORTFOLIO
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)


                                                     Six Months Ended         Year Ended
                                                      June 30, 1997         December 31,1996
                                                     ----------------       ----------------

RENTAL REVENUES                                          $ 42,534               $ 83,103

CERTAIN EXPENSES:

   Rental expenses                                          9,313                 19,319
   Real estate taxes                                        3,172                  6,693
                                                         --------               --------
                                                           12,485                 26,012
                                                         --------               --------

REVENUES IN EXCESS OF CERTAIN EXPENSES                   $ 30,049               $ 57,091
                                                         ========               ========


        The accompanying notes are an integral part of these statements.

                            SPIEKER PROPERTIES, INC.

         NOTES TO UNAUDITED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                              FOR THE WCB PORTFOLIO
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)


1.  Basis of Presentation and Summary of Significant Accounting Policies:

    Properties Acquired

    The accompanying unaudited statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the WCB Portfolio (the "Properties") to be acquired by Spieker Properties, L.P. and its affiliates (the "Company") during the latter half of the fourth quarter of 1997. Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

    Basis of Presentation

    The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Properties; however, the Company is not aware of any material factors relating to the property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest, depreciation and amortization and other costs not directly related to the future operations of the Properties.

    In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Properties.

    Revenue Recognition

    All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

2.  Leasing Activity:

    The minimum future rental revenues from leases in effect as of July 1, 1997, for the remainder of 1997 and annually thereafter are as follows:

                      Year                                       Amount
                      ----                                       ------

                      1997 (six months)                          $28,734
                      1998                                        49,621
                      1999                                        40,857
                      2000                                        29,215
                      2001                                        23,290
                      Thereafter                                  66,831
                                                                --------
                                                                $238,548
                                                                ========

    In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $6,762 for the six months ended June 30, 1997 and $14,310 for the year ended December 31, 1996. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Spieker Properties, Inc.:

        We have audited the accompanying statement of revenues and certain expenses of the Kennedy Portfolio, as defined in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of management of Spieker Properties, Inc. (the "Company"). Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis of our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Current Report on Form 8-K dated September 22, 1997, and is not intended to be a complete presentation of the revenues and expenses of the Kennedy Portfolio.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Kennedy Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                   ARTHUR ANDERSEN LLP


San Francisco, California
September 9, 1997

                            SPIEKER PROPERTIES, INC.

                   STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                            FOR THE KENNEDY PORTFOLIO
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)


                                                     Six Months Ended          Year Ended
                                                      June 30, 1997         December 31, 1996
                                                     ----------------         -----------------
                                                       (unaudited)

RENTAL REVENUES                                          $  6,234               $ 12,335

CERTAIN EXPENSES:

   Rental expenses                                            499                    997
   Real estate taxes                                          573                  1,134
                                                         --------               --------
                                                            1,072                  2,131
                                                         --------               --------

REVENUES IN EXCESS OF CERTAIN EXPENSES                   $  5,162               $ 10,204
                                                         ========               ========


    The accompanying notes are an integral part of these combined statements.

                            SPIEKER PROPERTIES, INC.

               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                            FOR THE KENNEDY PORTFOLIO
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (dollars in thousands)


1.  Basis of Presentation and Summary of Significant Accounting Policies:

    Properties Acquired

    The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the operations of the Kennedy Portfolio (the "Properties") acquired by Spieker Properties, L.P. (the "Company") on August 20, 1997. Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

                      Property Name                       Location
                      -------------                       --------

                      Nimbus Corporate Center             Portland, Oregon
                      Redmond Heights Tech Center         Redmond, Washington
                      Huntwood Business Center            Hayward, California
                      Fremont Commerce Center             Fremont, California

    Basis of Presentation

    The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Properties; however, the Company is not aware of any material factors relating to the Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist primarily of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Properties.

    The financial information presented for the six months ended June 30, 1996, is unaudited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Properties.

    Revenue Recognition

    All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the term of the leases.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.  Leasing Activity:

    The minimum future rental revenues due under noncancelable operating leases in effect as of July 1, 1997, for the remainder of 1997 and annually thereafter are as follows:

                      Year                                        Amount
                      ----                                       -------
                      1997 (six months)                          $ 5,096
                      1998                                         9,390
                      1999                                         6,771
                      2000                                         5,414
                      2001                                         4,439
                      Thereafter                                   6,334
                                                                 -------
                                                                 $37,444
                                                                 =======

    In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $933 for the six months ended June 30,1996, (unaudited) and $2,432 for the year ended December 31, 1996. Certain leases contain options to renew.

                            SPIEKER PROPERTIES, INC.

         UNAUDITED COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                            FOR THE 1997 ACQUISITIONS
             FOR THE PERIOD FROM JANUARY 1, 1997, TO THE EARLIER OF
                      JUNE 30, 1997, OR DATE OF ACQUISITION
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)

                                                       January 1, 1997, to the
                                                          earlier of June 30,
                                                               1997, or           Year Ended
                                                          Date of Acquisition   December 31, 1996
                                                          -------------------   -----------------

RENTAL REVENUES                                                $ 11,043            $ 19,836

CERTAIN EXPENSES

   Rental expenses                                                2,006               4,837
   Real estate taxes                                                683               1,386
                                                               --------            --------
                                                                  2,689               6,223
                                                               --------            --------

RENTAL REVENUE IN EXCESS OF CERTAIN EXPENSES                   $  8,354            $ 13,613
                                                               ========            ========


The accompanying notes are an integral part of these unaudited, combined statements.

                            SPIEKER PROPERTIES, INC.
     NOTES TO UNAUDITED COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                            FOR THE 1997 ACQUISITIONS
             FOR THE PERIOD FROM JANUARY 1, 1997, TO THE EARLIER OF
                      JUNE 30, 1997, OR DATE OF ACQUISITION
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (dollars in thousands)


1.  Basis of Presentation and Summary of Significant Accounting Policies:

    Properties Acquired

    The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of the properties (the "Properties") acquired by Spieker Properties, L.P. during the period from June 28, 1997, to September 16, 1997 (the "1997 Property Acquisitions"). Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

                      Property Name                       Location
                      -------------                       --------

                      Lafayette Terrace                   Lafayette, CA
                      Parkway Industrial                  Portland, OR
                      Brea Place                          Brea, CA
                      Sepulveda Center                    Los Angeles, CA
                      790 E. Colorado                     Pasadena, CA
                      Washington Park                     Federal Way, WA
                      Nobel Corporate Plaza               San Diego, CA
                      Tyco Buildings                      Portland, OR

    Basis of Presentation

    The accompanying combined statements of revenue and certain expenses are not representative of the actual operations of the Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Properties; however, the Company is not aware of any material factors relating to the Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist primarily of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Properties.

    In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Properties.

    Revenue Recognition

    All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.  Leasing Activity:

    The minimum future rental revenues, due under noncancelable operating leases in effect as of July 1, 1997, for the remainder of 1997 and annually thereafter are as follows:

                      Year                                        Amount
                      ----                                       --------
                      1997 (six months)                          $  8,243
                      1998                                         17,420
                      1999                                         16,183
                      2000                                         13,275
                      2001                                         12,390
                      Thereafter                                   43,247
                                                                 --------
                                                                 $110,758
                                                                 ========

In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $528 for the period from January 1, 1997, to the earlier of June 30, 1997, or date of acquisition and $1,556 for the year ended December 31, 1996. Certain leases contain options to renew.

                            SPIEKER PROPERTIES, INC.

                         PRO FORMA FINANCIAL INFORMATION


        The unaudited, pro forma condensed consolidated balance sheet as of June 30, 1997, reflects the incremental effect of the acquired properties, pending acquisitions and disposed properties (collectively, the "Acquired Properties, Pending Acquisitions and Disposed Properties") described in Item 5 of this Current Report on Form 8-K as if such transactions occurring after June 30, 1997, had all occurred on June 30, 1997. The accompanying unaudited, pro forma condensed consolidated statements of operations for the six months ended June 30, 1997, and the year ended December 31, 1996, reflect (i) the incremental effect of the Acquired Properties, Pending Acquisitions and Disposed Properties described in Item 5; (ii) the incremental effect of the acquisition of 4.7 million net rentable square feet of property and two mortgages during 1996 and
(iii) certain other adjustments as if such transactions and adjustments had all occurred on January 1, 1996.

        These statements should be read in conjunction with respective consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and its Annual Report on Form 10-K for the year ended December 31, 1996. In the opinion of management, the unaudited, pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Acquired Properties, Pending Acquisitions and Disposed Properties.

        These pro forma statements may not necessarily be indicative of the results that would have actually occurred if the acquisitions had been in effect on the date indicated, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

        These pro forma statements may also not necessarily be indicative of the Company's final financing plans to meet it's financing requirements in connection with the acquisitions described herein. See footnotes (c) and (d).

                            SPIEKER PROPERTIES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1997
                        (unaudited, dollars in thousands)


                                                                                         Pending
                                                                                       Acquisition
                                                                                      and Preferred
                                                                                        Operating
                                                                                       Partnership
                                              Acquired       Debt        Common Stock      Unit         Property
                             Historical(a)  Properties(b) Issuances (c)  Issuances(d)   Issuance(e)   Dispositions(f) Pro Forma
                             -------------  ------------  -------------  ------------ --------------  --------------  ----------

ASSETS
Investment in real estate,
  net                        $ 1,844,700    $   263,916   $        --    $        --   $   725,000    $    (1,216)   $ 2,832,400
Cash and cash equivalents          9,249             --       373,906        142,125      (517,125)         2,350         10,505
Deferred financing and
  leasing costs, net              16,935             --         4,982             --            --             --         21,917
Other assets                      21,620             --            --             --            --             --         21,620
                             -----------    -----------   -----------    -----------   -----------    -----------    -----------
   Total assets              $ 1,892,504    $   263,916   $   378,888    $   142,125   $   207,875    $     1,134    $ 2,886,442
                             ===========    ===========   ===========    ===========   ===========    ===========    ===========

LIABILITIES
Mortgage loans               $    94,745    $        --   $        --    $        --   $        --    $        --    $    94,745
Unsecured line of credit          57,000        263,916      (146,112)            --        63,875             --        238,679
Unsecured notes                  635,000             --       325,000             --            --             --        960,000
Bridge Loan                           --             --       200,000             --            --             --        200,000
Other liabilities                 86,051             --            --             --            --             --         86,051
                             -----------    -----------   -----------    -----------   -----------    -----------    -----------
   Total liabilities             872,796        263,916       378,888             --        63,875             --      1,579,475
                             -----------    -----------   -----------    -----------   -----------    -----------    -----------

MINORITY INTEREST                 72,465             --            --             --       144,000             --        216,465
                             -----------    -----------   -----------    -----------   -----------    -----------    -----------

STOCKHOLDERS' EQUITY
Series A Preferred Stock          23,949             --            --             --            --             --         23,949
Series B Preferred Stock         102,064             --            --             --            --             --        102,064
Common Stock                           4             --            --             --            --             --              4
Additional paid-in capital       816,274             --            --        142,125            --             --        958,399
Deferred compensation               (753)            --            --             --            --             --           (753)
Retained earnings                  5,705             --            --             --            --          1,134          6,839
                             -----------    -----------   -----------    -----------   -----------    -----------    -----------
   Total stockholders'
     equity                      947,243             --            --        142,125            --          1,134      1,090,502
                             -----------    -----------   -----------    -----------   -----------    -----------    -----------
                             $ 1,892,504    $   263,916   $   378,888    $   142,125   $   207,875    $     1,134    $ 2,886,442
                             ===========    ===========   ===========    ===========   ===========    ===========    ===========


      The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
            (unaudited, dollars in thousands, except per share data)


                                                         1997         1997
                                                       Acquired      Pending        Property         Other
                                     Historical(a)  Properties(h) Acquisitions(i) Dispositions(j) Adjustments      Pro Forma
REVENUES
  Rental income                       $  138,921      $  30,486     $  42,534     $  (2,752)     $ (12,240)(k)    $  196,949
  Interest and other income                3,374             --            --            --          8,647(l)         12,021
                                      ----------      ---------     ---------     ---------      ---------        ----------
  Total revenue                          142,295         30,486        42,534        (2,752)        (3,593)          208,970
                                      ----------      ---------     ---------     ---------      ---------        ----------

OPERATING EXPENSES
  Rental expenses                         27,083          5,634         9,313          (398)        (2,680)(k)        38,952
  Real estate taxes                       11,039          2,122         3,172          (289)          (913)(k)        15,131
  Interest expense, including
   amortization of finance costs          24,700             --            --            --         25,944(m)         50,644
  Depreciation and amortization           23,015          4,445         6,689           (27)        (1,925)(k)        32,197
  General and administrative and
    other expenses                         6,535             --            --            --             --             6,535
                                      ----------      ---------     ---------     ---------      ---------        ----------
     Total operating expenses             92,372         12,201        19,174          (714)        20,426           143,459
                                      ----------      ---------     ---------     ---------      ---------        ----------

Income from operations before
   disposition of property and
   minority interests                     49,923         18,285        23,360        (2,038)       (24,019)           65,511
                                      ----------      ---------     ---------     ---------      ---------        ----------
Minority interests share in net
  income                                  (5,957)            --            --            --         (5,347)(n)       (11,304)
                                      ----------      ---------     ---------     ---------      ---------        ----------
Net income before disposition of
  property                                43,966         18,285        23,360        (2,038)       (29,366)           54,207
                                      ----------      ---------     ---------     ---------      ---------        ----------
Series A Preferred Stock dividends        (1,146)            --            --            --             --            (1,146)
Series B Preferred Stock dividends        (5,020)            --            --            --             --            (5,020)
                                      ----------      ---------     ---------     ---------      ---------        ----------

Net income available to common
stockholders before disposition of
  property                            $   37,800      $  18,285     $  23,360     $  (2,038)     $ (29,366)       $   48,041
                                      ==========      =========     =========     =========      =========        ==========
Net income per common share (n)       $      .82                                                                  $      .93
                                      ==========                                                                  ==========
Weighted average common shares
  outstanding                         46,120,388                                                                  51,623,152
                                      ==========                                                                  ==========

                            SPIEKER PROPERTIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (unaudited, dollars in thousands, except share data)




                                             1996 Acquired     1997          1997
                                            Properties and   Acquired       Pending        Property        Other
                              Historical(a)   Mortgages(g) Properties(h) Acquisitions(i) Dispositions(j) Adjustments     Pro Forma
                              -------------   -----------  ------------  --------------- --------------- ------------    ---------
REVENUES
  Rental income                $  196,471      $  27,526     $ 106,134     $  83,103     $ (15,565)       $(23,915)(k)  $  373,754
  Interest and other income         4,228             90            --            --            --          16,430 (l)      20,748
                               ----------      ---------     ---------     ---------     ---------        --------      ----------
   Total Revenues                 200,699         27,616       106,134        83,103       (15,565)         (7,485)        394,502
                               ----------      ---------     ---------     ---------     ---------        --------      ----------

OPERATING EXPENSES
  Rental expenses                  34,690          7,216        24,428        19,319        (1,491)         (5,559)(k)      78,603
  Real estate taxes                15,510          2,188         6,829         6,693        (1,286)         (1,926)(k)      28,008
  Interest expense                 37,235             --            --            --            --          66,219 (m)     103,454
  Depreciation and
    amortization                   37,385          3,723        15,700        13,379        (2,360)         (3,850)(k)      63,977
  General and
    administrative and
    other expenses                 10,115             --            --            --            --              --          10,115
                               ----------      ---------     ---------     ---------     ---------         -------      ----------
   Total operating expenses       134,935         13,127        46,957        39,391        (5,137)         54,884         284,157
                               ----------      ---------     ---------     ---------     ---------        --------      ----------

Income from operations
  before disposition of
  property and minority
  interests                        65,764         14,489        59,177        43,712       (10,428)        (62,369)        110,345
                               ----------      ---------     ---------     ---------     ---------         -------      ----------
Minority interests share
  of net income                    (8,645)            --            --            --            --         (10,389)(n)     (19,033)
                               ----------      ---------     ---------     ---------     ---------         -------      ----------
Net income before disposition
  of property                      57,119         14,489        59,177        43,712       (10,428)        (72,758)         91,312
                               ----------      ---------     ---------     ---------     ---------         -------      ----------

Series A Preferred Stock
  dividends                        (2,098)            --            --            --            --              --          (2,098)
Series B Preferred Stock
  dividends                       (10,041)            --            --            --            --              --         (10,041)
                               ----------      ---------     ---------     ---------     ---------         -------      ----------
Net income allocable to
  common  stockholders
  before disposition of
  property                     $   44,980      $  14,489     $  59,177     $  43,712     $ (10,428)       $(72,758)     $   79,173
                               ==========      =========     =========     =========     =========        ========      ==========
Net income per common
  share (n)                    $     1.30                                                                               $     1.53
                               ==========                                                                               ==========
Weighted average common
  shares outstanding           34,691,140                                                                               51,623,152
                               ==========                                                                               ==========

                            SPIEKER PROPERTIES, INC.

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        (unaudited, dollars in thousands)


(a) Reflects historical consolidated balance sheet of the Company as of June 30, 1997, and the historical consolidated statements of operations for the six months ended June 30, 1997, and for the year ended December 31, 1996, excluding gains on disposition of property of $14.2 million and $8.4 million, respectively.

(b) Reflects the acquisition of 1.6 million square feet of net rentable property subsequent to June 30, 1997, at an aggregate acquisition cost of $263.9 million, including acquisition costs. The acquisitions were funded with cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit and the issuance of investment grade rated unsecured notes.

         Property                      Acquisition Date        Cost
         --------                      ----------------      --------
         Parkway Industrial            July 15, 1997         $  7,497
         Brea Place                    July 17, 1997           61,703
         Sepulveda Center              August 19, 1997         25,205
         Kennedy Portfolio             August 20, 1997        110,947
         790 E. Colorado               August 28, 1997         19,311
         Washington Park               September 3, 1997        6,137
         Nobel Corporate Plaza         September 4, 1997       16,704
         Tyco Buildings                September 12, 1997      16,412
                                                             --------
                                                             $263,916
                                                             ========

(c) Reflects the issuance net of related costs on July 14, 1997, of $150.0 million of unsecured fixed rate investment grade notes at 7.125% due in July 2009. Also reflects the assumed issuance of $175.0 million of notes net of assumed related costs at an assumed interest rate of 7.0% and an assumed maturity in 2007. Also reflects assumed borrowings on a new unsecured bridge loan of $200.0 million at an assumed interest rate of $6.49% (LIBOR plus .80%) and an assumed maturity of one year. The Company has not made a final determination of the proportion of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, or the proposed new unsecured bridge facility, or issuances of notes, common stock, preferred stock, convertible preferred operating partnership units or other securities that it intends to issue to meet its financing requirements in connection with the acquisitions described herein.

(d) Reflects the assumed issuance of 3,703,704 shares of common stock at an assumed price of $40.50 per share (the closing price per share on the New York Stock Exchange on September 18, 1997) and assumed offering costs of $7.9 million. As described in note (c), the Company has not made a final determination of the proportion of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, or the proposed new unsecured bridge facility, or issuances of notes, common stock, preferred stock, convertible preferred operating partnership units or other securities to meet its financing requirements in connection with the acquisition described herein.

(e) Reflects the pending acquisition of 6.3 million square feet of net rentable property subsequent to June 30, 1997, at an aggregate pending acquisition cost of $725.0 million, including estimated acquisition costs. Also reflects the assumed issuance of $150.0 million of convertible preferred operating partnership units convertible into 3,649,635 shares of common stock at an assumed conversion price of $41.10 per convertible share and assumed offering costs of $6.0 million. The convertible preferred operating partnership unit assumed dividend rate is 6.75%. The acquisition will be funded with a combination of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, or the proposed new unsecured bridge facility and issuances of notes, common stock, preferred stock, convertible preferred operating partnership units or other securities. See notes (c) and (d).

(f) Reflects the disposition of the Sunset Science park for $2.4 million and a cost basis of $1.2 million subsequent to June 30, 1997.

(g) Reflects the incremental effect on the Company's revenues, rental expenses and real estate taxes from the acquisition of 4.7 million square feet of net rentable property and two investments in mortgages during 1996. Such amounts represent the operations of the acquired properties and interest earned on mortgages prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based upon asset lives of 3 to 40 years.

(h) Reflects the incremental effect of the Company's revenues, rental expenses and real estate taxes from the acquisition of 6.0 million square feet of net rentable property during 1997. Such amounts represent the operations of the properties prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based upon asset lives of 3 to 40 years.

(i) Reflects the incremental effect on the Company's revenues, rental expense and real estate taxes from the pending acquisition of 6.3 million square feet of net rentable property during 1997. Such amounts represent the operations of the properties prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based on lives of 3 to 40 years.

(j) Reflects the elimination of the operations of (i) 4 properties sold in 1996 and (ii) 8 properties sold in 1997 included in the historical statements of operations.

(k) Reflects the reduction in revenue and expenses for the portion of the WCB Portfolio, aggregating 1.7 million square feet of property, purchased by an affiliate of Spieker Properties, L.P.

(l) Reflects the increase in management fee and interest income from an affiliate of Spieker Properties, L.P. relating to the 1.7 million square feet of property in the WCB Portfolio to be purchased by the affiliate.

(m) Reflects an adjustment to interest expense based upon pro forma debt outstanding as of June 30, 1997, using the actual or assumed interest rate for fixed rate debt and an interest rate of 6.49% on the line of credit which bears interest at LIBOR plus .80%.

(n) Reflects the allocation of the pro forma adjustment to minority interests based upon pro forma minority ownership in the Operating Partnership of approximately 82.7%.

(o) The Company's pro forma taxable income for the 12-month period ended June 30, 1997, is approximately $137.0 million, which has been calculated as pro forma income from operations before minority interests for the same period of approximately $121.0 million plus GAAP depreciation and amortization of approximately $64.0 million less tax basis depreciation and amortization and other tax differences of approximately $48.0 million.

(p) Per share amounts include the assumed issuance of common stock described in note(d) and reflect the dilutive effects, if any, of outstanding options on a historical basis as of June 30, 1997, and December 31, 1996, respectively, based upon the average price per common share for the period presented. Pro forma per share amounts for the same periods assume an average price per share of $40.50. There is no material difference between primary and fully diluted per share amounts.

    Had Statement of Financial Accounting Standards No. 128 - "Earnings Per Share" been adopted as of January 1, 1996, per share amounts would have been $.83 and $.94 on a historical and pro forma basis, respectively for the six months ended June 30, 1997, and $1.31 and $1.55 on a historical and pro forma basis, respectively for the year ended December 31, 1996.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SPIEKER PROPERTIES, INC.
                                             (Registrant)


Date:     September 22, 1997             By:    /s/ ELKE STRUNKA
       ------------------------                -----------------
                                               Elke Strunka
                                               Vice President and
                                               Principal Accounting Officer

                                 EXHIBIT INDEX

Exhibit
  No.                             Description

10.16 Credit Agreement among Spieker Properties, L.P., as borrower, and Wells Fargo Bank, National Association, as Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and the lenders named therein, dated as of August 8, 1997, and Loan Notes pursuant to the Credit Agreement.

10.17 Agreement of Purchase and Sale Notes to the WCB Portfolio among Spieker Properties, L.P. and the sellers named therein, dated as of September 15, 1997.

23.1       Consent of Independent Public Accountants